Exhibit 99.02
HOLD FOR RELEASE

Media Contacts:	Diane Carlini
Lexar Media Inc.
(510) 580-5604
dcarlini@lexar.com

Investor Relations:	Jennifer Jarman
The Blueshirt Group
415-217-7722
jennifer@blueshirtgroup.com
Lexar Media Appoints Michael Scarpelli As New Chief Financial Officer
Former CFO and Vice President Brian McGee Assumes Corporate Development Role
FREMONT, Ca., January 17, 2006 — Lexar Media, Inc. (Nasdaq: LEXR), a world leader in advanced digital media technologies, today named Michael Scarpelli (39) as its new Chief Financial Officer reporting to Eric Stang, Chairman, President and CEO. Scarpelli will succeed Brian McGee who has accepted the position of Vice President of Corporate Development and will remain on the executive management team.
“We are extremely pleased to welcome Michael to Lexar’s executive management team. He brings to Lexar a unique combination of extensive experience in public accounting and a successful track record operating as a CFO,” said Eric Stang. “I am confident that Michael will accomplish a seamless transition into Lexar’s financial organization and will immediately help us continue to strengthen our financial systems, processes, and management established under Brian’s leadership.”
Scarpelli has more than 16 years financial executive experience in the technology sector. Most recently, Scarpelli was Chief Financial Officer, Treasurer, Senior Vice President of Administration and Secretary of HPL Technologies from July 2002 until its acquisition by Synopsys Inc. in December 2005. In this multi-faceted role, he was principally responsible for HPL’s worldwide finance function, legal, contracts, and facilities. Scarpelli joined HPL in January 2002 as Vice President of Corporate Development, responsible for HPL’s mergers and acquisitions function. Prior to joining HPL, Scarpelli was an auditor with PricewaterhouseCoopers LLP from 1989, and an audit partner beginning in 1998. Scarpelli holds a Bachelor of Arts degree in economics from the University of Western Ontario and is a Certified Public Accountant and a Chartered Accountant.
“Given Lexar’s strong brand and market position, it clearly has momentum to continue to grow,” said Scarpelli. “With my background and experience I anticipate I will be able to take over from Brian quickly and seamlessly. I look forward to working with the executive management team and applying my skills and leadership to deliver even stronger financial results.”

“Brian has significant expertise in the area of corporate development and as CFO was already spending a portion of his time on such matters,” added Stang. “We are grateful to Brian for his contributions and are pleased he will be moving to a new and challenging role here at Lexar.”
About Lexar Media, Inc.
Lexar is a leading marketer and manufacturer of NAND flash memory products including memory cards, USB flash drives, card readers and ATA controller technology for the digital photography, consumer electronics, industrial and communications markets. The company holds over 92 issued or allowed controller and system patents, and licenses its technology to companies including Olympus Corporation, Samsung Electronics Co., Ltd., SanDisk Corporation and Sony Corporation. Lexar sells its memory cards worldwide and through an exclusive agreement, also sells memory cards under the Kodak brand. Headquartered in Fremont, California, Lexar has operations in countries around the world. More information is available at www.lexar.com.
Cautionary Note Regarding Forward-Looking Statements
This release contains forward-looking statements, which are subject to the safe harbor provisions of the Private Litigation Reform Act of 1995. These statements include statements related to the appointment of Michael Scarpelli as Chief Financial Officer, the anticipated benefits of this appointment, Lexar’s expected growth and financial results, and the anticipated strength of Lexar’s financial systems, processes, and management. These forward-looking statements involve risks and uncertainties that could cause Lexar’s actual results to differ materially from those anticipated by these forward-looking statements. These risks include that Lexar’s operating results and gross margins are difficult to predict and may fluctuate significantly, that members of Lexar’s management team must integrate into Lexar’s operations effectively and in a timely manner for Lexar to successfully execute its business strategy and that if Lexar has difficulties in retaining qualified personnel, the success of its business may be limited and therefore Lexar may not achieve the revenues or margins necessary to maintain profitability or grow its business. Readers should also refer to the risk factors described in Lexar’s filings with the SEC, including its most recently filed Form 10-Q. Lexar assumes no obligation to update the information in this release.

Lexar and the Lexar logo are trademarks of Lexar Media, Inc. All other brand or product names are trademarks or registered trademarks of their respective holders.